CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Bio-Bridge Science, Inc.

We consent to the inclusion in the foregoing Amendment No. 2 of the Bio-Bridge Science, Inc. Registration Statement on Form SB-2 of our report dated February 28, 2005, relating to the consolidated financial statements of Bio-Bridge Science, Inc. as of December 31, 2004 and for the years ended December 31, 2004 and 2003. We also consent to the reference to our firm under the caption "Experts."

                                        /s/ Weinberg & Company, P.A.

                                        WEINBERG & COMPANY, P.A.
                                        Certified Public Accountants

Boca Raton, Florida
June 30, 2005